Oramed Successfully Completes Toxicity Study for ORMD-0801

Jerusalem, Israel -- March 23, 2011 -- Oramed Pharmaceuticals Inc. (OTC: ORMP), a developer of oral delivery systems, announced today that it has successfully completed a comprehensive toxicity study for its flagship oral insulin capsule, ORMD-0801. The study was completed under conditions prescribed by the United States Food and Drug Administration (FDA) Good Laboratory Practices regulations and is the last study required to be performed before an Investigational New Drug (IND) filing.  Three groups comprised of 30 rats each, were orally administered a once-daily, fixed-dose of one of three ORMD-0801 formulations for a period of 28 days.  In parallel, three independent groups of identical sizes received various control formulations to ensure the safety of all applied exipients.  Exipient doses in the assessed formulations were up to three times those used in ORMD-0801 capsules tested in clinical trials to date.  Ten animals of each treatment group were monitored throughout an additional 14-day post-treatment recovery period.  At the end of the respective monitoring periods, blood samples of all animals were measured for hematological, blood clotting, clinical chemistry and urinalaysis parameters, while ophthalmic, body and organ weight changes were also recorded.  Food consumption and animal survival were followed throughout the study period.  No mortality, adverse effects or changes in the evaluated parameters were observed throughout the treatment and recovery periods for any of the active or control test items.

“This study is a critical step prior to IND filing,” said Nadav Kidron, Chief Executive Officer. “We are very encouraged by the successful completion of the toxicity study and its positive results. With the recent completion of an investment round, Oramed is well positioned to begin Phase 2 human clinical trials and to continue development of its oral insulin capsule.”

About Oramed Pharmaceuticals

Oramed Pharmaceuticals Inc. is a technology pioneer in the field of oral delivery solutions for drugs and vaccines presently delivered via injection. Oramed is seeking to revolutionize the treatment of diabetes through its patented flagship product, an orally ingestible insulin capsule currently in phase 2 clinical trials. Established in 2006, Oramed’s technology is based on over 25 years of research by top research scientists at Jerusalem’s Hadassah Medical Center. Oramed’s corporate and R&D headquarters are based in Jerusalem.

For more information about Oramed’s clinical development programs, please visit www.oramed.com.

Oramed Pharmaceuticals, Inc.   |    Kefar Hi-Tech 2/5 Po Box 39098, Jerusalem, Israel 91390.   |
www.oramed.com  Phone: 011-972-2-566-0001   |    Fax: 011 972-2-566-0004  |    Email: office@oramed.com

Forward-Looking Statements

Some of the statements contained in this press release are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements, including the risk that the transaction will not be approved by the shareholders of D.N.A, the risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for our product candidates; competition from other pharmaceutical or biotechnology companies; and Oramed’s ability to obtain additional funding required to conduct its research, development and commercialization activities. Please refer to Oramed's filings with the Securities and Exchange Commission for a comprehensive list of risk factors that could cause actual results, performance or achievements of Oramed to differ materially from those expressed or implied in such forward looking statements. Oramed undertakes no obligation to update or revise any forward-looking statements.

Company and Investor Relation Contacts:

Oramed Pharmaceuticals Inc.
Tara Horn
Office: 646-240-4193
Cell: + 972-54-334-4318Email: tara@oramed.com

Oramed Pharmaceuticals, Inc.   |    Kefar Hi-Tech 2/5 Po Box 39098, Jerusalem, Israel 91390.   |
www.oramed.com  Phone: 011-972-2-566-0001   |    Fax: 011 972-2-566-0004  |    Email: office@oramed.com